EXHIBIT 21.1
SUBSIDIARIES

NAME	JURISDICTIONOF INCORPORATION OR FORMATION

Alpha American Coal Holding, LLC	DE
Alpha American Coal Company, LLC	DE
Alpha Midwest Holding Company	DE
Castle Gate Holding Company	DE
Delta Mine Holding Company	DE
Wabash Mine Holding Company	DE
Warrick Holding Company	DE
Dry Systems Technologies, Inc.	DE
Foundation Coal Resources Corporation	DE
Foundation PA Coal Company, LLC	DE
Alpha PA Coal Terminal, LLC	DE
Foundation Royalty Company	DE
Freeport Resources Corporation	DE
Maple Meadow Mining Company	DE
Pennsylvania Land Holdings Company, LLC	DE
Pennsylvania Services Corporation	DE
Coal Gas Recovery, LLC	DE
Cumberland Coal Resources, LP	DE
Emerald Coal Resources, LP	DE
Foundation Mining, LLC	DE
Freeport Mining, LLC	DE
Plateau Mining Corporation	DE
River Processing Corporation	DE
Alpha Energy Sales, LLC	DE
Energy Development Corporation	WV
Riverton Coal Production Inc.	DE
Barbara Holdings Inc.	DE
Red Ash Sales Company, Inc.	WV
Kingston Resources, Inc.	KY
Kingston Mining, Inc.	WV
Kingston Processing, Inc.	WV
Neweagle Industries, Inc.	VA
Neweagle Coal Sales Corp.	VA
Neweagle Development Corp.	VA
Rockspring Development, Inc.	DE
Neweagle Mining Corp.	VA
Laurel Creek Co., Inc.	DE
Odell Processing Inc.	WV
Rivereagle Corp.	VA
Paynter Branch Mining, Inc.	WV
Pioneer Mining, Inc.	WV
Pioneer Fuel Corporation	WV
Riverton Coal Sales, Inc.	WV
Ruhrkohle Trading Corporation	WV
Simmons Fork Mining, Inc.	WV
Alpha Coal West, Inc.	DE
Alpha Natural Resources, LLC	DE
Alpha Coal Sales Co., LLC	DE
Alpha Natural Resources Capital Corp.	DE
Alpha Terminal Company, LLC	DE
ANR Receivables Funding, LLC	DE
Cobra Natural Resources, LLC	DE
Esperanza Coal Co., LLC	DE
Dickenson-Russell Coal Company, LLC	DE
Dickenson-Russell Land and Reserves, LLC	DE
Maxxim Rebuild Co., LLC	DE
Maxxum Carbon Resources, LLC	DE
Alpha Land and Reserves, LLC	DE
AMFIRE, LLC	DE
AMFIRE Holdings, Inc.	DE
Alpha Natural Resources Services, LLC	DE
Maxxim Shared Services, LLC	DE
AMFIRE WV, L.P.	DE
Brooks Run Mining Company, LLC	DE
Kingwood Mining Company, LLC	DE
AMFIRE Mining Company, LLC	DE
Coral Energy Services, LLC	DE
Enterprise Mining Company, LLC	DE
Enterprise Land and Reserves, Inc.	FL
Riverside Energy Company, LLC	WV
Solomons Mining Company	WV
Black Dog Coal Corp.	VA
Paramont Coal Company Virginia, LLC	DE
McDowell-Wyoming Coal Company, LLC	DE
Herndon Processing Company, LLC	WV
Kepler Processing Company, LLC	WV
Litwar Processing Company, LLC	WV
Palladian Holdings, LLC	DE
Palladian Lime, LLC	DE
Premium Energy, LLC	DE
Buchanan Energy Company, LLC	VA
Callaway Land and Reserves, LLC	DE
Nicewonder Contracting, Inc.	WV
Twin Star Mining, Inc.	WV
Virginia Energy Company, LLC	DE
White Flame Energy, Inc.	WV
Alpha Wyoming Land Company, LLC	DE